SMITH BARNEY INVESTMENT TRUST
AMENDMENT NO. 1
TO
THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMEMT

AMENDMENT NO. 1 to the First Amended and Restated Master Trust
Agreement dated as of February 28, 1998 (the Agreement) of Smith Barney Investment Trust (the Trust), made as of the 12th day of June 1998.

WITNESSETH:

WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not materially adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and WHEREAS, the Trustees have the authority under Section 4.1 of the Agreement to issue shares in one or more Sub-Trusts (as defined in the Agreement) and to establish and designate such Sub-Trusts; and WHEREAS, on April 15, 1998, a majority of the Trustees voted to authorize the establishment of a new Sub-Trust to be designated as Smith Barney Mid Cap Blend Fund (in addition to Smith Barney Intermediate Maturity California Municipals Fund, Smith Barney Intermediate Maturity New York Municipals Fund, Smith Barney Large Capitalization Growth Fund and Smith Barney S&P 500 Index Fund heretofore established and designated), which Sub-Trust shall consist of Class A, Class B, Class L, Class Y and Class Z shares; and
WHEREAS, the Trustees have the authority under Section 4.1 of the Agreement to issue classes of shares (as defined in the Agreement) of any Sub-Trust (as defined in the Agreement) or divide the shares of any Sub-Trust into classes, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine, and to establish and designate the specific classes of shares of each Sub-Trust; and WHEREAS, on April 15, 1998, a majority of the Trustees voted to redesignate the Class C shares of each Sub-Trust as Class L shares and to authorize the establishment of an additional class of shares to be designated as the Class Z shares solely with respect to the Smith Barney Mid Cap Blend Fund; and
WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 1 to the Agreement; and NOW, THEREFORE, the Agreement is hereby amended as follows:
1. The first paragraph of Article IV, Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:
Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate the following Sub-Trusts and classes thereof: Smith Barney Intermediate Maturity California Municipals Fund, Smith Barney Intermediate Maturity New York Municipals Fund, Smith Barney Large Capitalization Growth Fund, Smith Barney S&P 500 Index Fund and Smith Barney Mid Cap Blend Fund, each of which shall consist of four classes designated as Class A, Class B, Class L, and Class Y shares, and solely with respect to the Smith Barney S&P 500 Index Fund, and additional class designated as Class D shares, and solely with respect to Smith Barney Mid Cap Blend Fund, an additional class designated as Class Z shares. The shares of such Sub-Trusts and classes thereof and any shares of any further Sub-Trusts or classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:
The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.
IN WITHNESS WHEREOF, the undersigned has hereto set his hands as of the day and year first above written.

	SMITH BARNEY INVESTMENT TRUST

	By:
_______________________________
	Name:  Michael Kocur
	Title:   Assistant Secretary

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